Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements:
(1) Registration Statements (Form S-8 No. 333-126897 and No. 333-152086) pertaining to the Penwest Pharmaceuticals Co. 2005 Stock Incentive Plan and Dr. Alan Joslyn Plan, in the Registration Statements (Form S-8 No. 333-98801 and No. 333-66741) pertaining to the Penwest Pharmaceuticals Co. 1997 Equity Incentive Plan, in the Registration Statement (Form S-8 No. 333-66747) pertaining to the Penwest Pharmaceuticals Co. 1997 Employee Stock Purchase Plan, in the Registration Statement (Form S-8 No. 333-66739) pertaining to the Penwest Pharmaceuticals Co. Savings Plan, in the Registration Statement (Form S-8 No. 333-66733) pertaining to the Penwest Pharmaceuticals Co. 1998 Spinoff Option Plan, and
(2) Registration Statements (Form S-3 No. 333-150180 and No. 333-153697) of Penwest Pharmaceuticals Co.;
of our reports dated March 16, 2010, with respect to the financial statements and schedule of Penwest Pharmaceuticals Co., and the effectiveness of internal controls over financial reporting of Penwest Pharmaceuticals Co., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.
/s/ Ernst & Young LLP
Hartford, Connecticut
March 16, 2010